Exhibit 99.1
Wag! Reports Record Fourth Quarter and Preliminary Full Year 2023 Results
Record Q4 Revenues of $21.7 Million, Up 27% Year-over-Year
Record Annual Revenues of $83.9 Million, Up 53% Year-over-Year
Positive Annual Adjusted EBITDA of $0.7 Million
Board Approves Up to $10 Million Debt Pay Down
Management Announces 2024 Guidance and Longer Term Outlook
SAN FRANCISCO – February 14, 2024 (BUSINESS WIRE) – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Highlights:
•Revenues increased 27% to $21.7 million, compared to $17.0 million in the fourth quarter of 2022, a quarterly revenue record – comprised of $6.3 million of Services revenue, $13.5 million of Wellness revenue, and $1.9 million of Pet Food & Treats revenue.
•Net loss was $3.5 million, compared to net income of $5.8 million in the fourth quarter of 2022 which included a one-time benefit of $8.8 million related to the Forward Share Purchase Agreement.
•Breakeven Adjusted EBITDA, compared to an Adjusted EBITDA loss of $0.4 million in the fourth quarter of 2022.
Full Year 2023 Highlights:
•Revenues increased 53% to $83.9 million, compared to $54.9 million in 2022, an annual record – comprised of $24.4 million of Services revenue, $52.9 million of Wellness revenue, and $6.6 million of Pet Food & Treats revenue.
•Net loss was $13.3 million, compared to net loss of $38.6 million in 2022, primarily due to one-time transaction costs of going public in 2022.
•Adjusted EBITDA of $0.7 million, compared to an Adjusted EBITDA loss of $3.9 million in 2022.
"2023 marks another record year of results for Wag!. We achieved both record revenues and Adjusted EBITDA in the year,” said Garrett Smallwood, CEO and Chairman of Wag!.
“The compounding of our bets in Services, Wellness, and Pet Food & Treats are enabling us to differentiate Wag! for long-term, profitable growth, and we’re thrilled to enter 2024 stronger than ever,” concluded Smallwood.

Recent Business Highlights:
•Achieved 600,000 Platform Participants in Q4 2023, an increase of 38% from 434,000 in Q4 2022.
•Acquired WoofWoofTV, a leading pet social media platform, with 18 million followers across Facebook, Instagram, Snapchat, TikTok, and YouTube. WoofWoofTV marks Wag!’s entrance into media and advertising.
•Achieved record revenue per Services cohort, after setting a prior record in 2022. Annual cohort performance continues to outperform legacy cohorts.
•Announced Wag! Pet Care Solutions are now available through Bright Horizons Back-up Care Services, providing employers across the nation with the ability to offer sponsored pet care solutions for employees. This marks Wag!’s entrance into the employer sponsored distribution channel.
Guidance and Outlook
For the full year 2024, we expect:
•Revenues in the range of $105 million to $115 million, representing growth of 25% to 37%.
•Adjusted EBITDA1 in the range of $2 million to $6 million, representing growth of 177% to 731%.
This guidance anticipates an Adjusted EBITDA margin in the range of 2% to 5% and free cash flow in the second half of 2024.
We also announced that our Board of Directors has authorized a debt pay down of up to $10 million of principal in 2024, which is expected to accelerate the path to free cash flow.
Looking beyond 2024, we expect 25% compound revenue growth from 2024 through 2027, assuming no meaningful changes in the macroeconomic environment, with the expectation of driving towards greater than $200 million of revenues in 2027.
Management will further address full-year guidance on the earnings conference call.
Wag!’s Fourth Quarter and Full Year 2023 Conference Call
Wag! will host a conference call and live webcast today, February 14, 2024, at 4:30 p.m. ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 (international callers please dial 1-201-493-6784) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
1 Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
About Wag! – Wag.co
Wag! Group Co. strives to be the #1 platform to solve the service, product, and wellness needs for the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2016 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of more than 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation’s largest pet insurance comparison marketplace; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and share-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, business combination transaction and integration costs and PPP loan forgiveness. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA and Adjusted EBITDA margin to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA and Adjusted EBITDA margin forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA and Adjusted EBITDA margin calculation. The Company provides an Adjusted EBITDA and an Adjusted EBITDA margin forecast because it believes that Adjusted EBITDA and Adjusted EBITDA margin, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss), net income (loss) margin or cash flow from operating activities as an indicator of operating performance or liquidity.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the fiscal year 2024 and through fiscal year 2027 and other expectations described under “Guidance and Outlook”. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The preliminary financial results for the Company’s fourth quarter and full year ended December 31, 2023 included in this press release represent the most current information available to management. The Company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the Company’s financial closing procedures; completion of the audit by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of its Form 10-K. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts
Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Preliminary Consolidated Balance Sheets
(unaudited)

	December 31,
	2023	2022
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,323	$38,966
Accounts receivable, net	10,023	5,872
Prepaid expenses and other current assets	3,428	2,585
Total current assets	31,774	47,423
Property and equipment, net	347	88
Operating lease right-of-use assets	1,045	695
Intangible assets, net	8,828	2,590
Goodwill	4,646	1,451
Other assets	57	64
Total assets	$46,697	$52,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,919	$7,174
Accrued expenses and other current liabilities	4,015	4,765
Deferred revenue	1,781	2,232
Deferred purchase consideration – current portion	547	750
Operating lease liabilities – current portion	386	306
Notes payable – current portion	1,751	1,264
Total current liabilities	18,399	16,491
Operating lease liabilities – non-current portion	816	435
Notes payable – non-current portion, net of debt discount and warrant allocation of $4,380 and $7,008 as of December 31, 2023 and December 31, 2022, respectively	25,664	24,970
Deferred purchase consideration – non-current portion	—	493
Other non-current liabilities	172	—
Total liabilities	45,051	42,389
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	163,376	158,335
Accumulated deficit	(161,734)	(148,417)
Total stockholders’ equity	1,646	9,922
Total liabilities and stockholders’ equity	$46,697	$52,311

Wag! Group Co.
Preliminary Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
Revenues	$21,673	$17,036	$83,916	$54,865
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,767	997	5,477	4,024
Platform operations and support	2,845	2,790	12,475	13,825
Sales and marketing	13,735	10,500	50,523	35,156
Royalty	—	—	1,791	—
General and administrative	4,736	3,869	19,223	32,415
Depreciation and amortization	503	140	1,673	571
Total costs and expenses	23,586	18,296	91,162	85,991
Interest expense	1,731	1,961	7,417	2,886
Interest income	(193)	(275)	(907)	(416)
Other expense (income), net	—	(8,750)	21	4,958
Income (Loss) before income taxes and equity in net earnings of affiliate	(3,451)	5,804	(13,777)	(38,554)
Income taxes	14	—	93	13
Equity in net earnings of equity method investments	—	—	553	—
Net income (loss)	$(3,465)	$5,804	$(13,317)	$(38,567)
Earnings (Loss) per share:
Basic	$(0.09)	$0.16	$(0.35)	$(2.07)
Diluted	$(0.09)	$0.07	$(0.35)	$(2.07)
Weighted-average common shares outstanding used in computing earnings (loss) per share:
Basic	39,416	37,372	38,402	18,641
Diluted	39,416	79,468	38,402	18,641

Wag! Group Co.
Preliminary Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2023	2022
	(in thousands)
Cash flow from operating activities:
Net loss	$(13,317)	$(38,567)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,712	24,492
Non-cash interest expense	2,506	1,115
Depreciation and amortization	1,673	571
Reduction in carrying amount of operating lease right-of-use assets	333	366
Change in fair value of derivative liability	—	4,958
Issuance of Community Shares	—	1,971
Equity in net earnings of equity method investments	(553)	—
Other	12	—
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	(4,083)	(3,234)
Prepaid expenses and other current assets	(395)	534
Operating lease liabilities	(208)	(334)
Other assets	7	—
Accounts payable	3,995	4,853
Accrued expenses and other current liabilities	(841)	128
Deferred revenue	(478)	344
Other non-current liabilities	172	—
Net cash used in operating activities	(6,465)	(2,803)
Cash flows from investing activities:
Proceeds from sale and maturity of short-term investments	—	2,550
Cash paid for acquisitions, net of cash acquired	(10,430)	54
Cash paid for equity method investment	(1,470)	—
Purchase of property and equipment	(361)	(51)
Other	—	(718)
Net cash provided by (used in) investing activities	(12,261)	1,835
Cash flows from financing activities:
Proceeds from exercises of stock options	104	17
Proceeds from debt, net of discount	—	24,123
Repayment of debt	(1,264)	(565)
Proceeds from issuance of Series P preferred stock, net of issuance costs	—	10,925
Proceeds from Business Combination with CHW, net of transaction costs	—	2,589
Other	(757)	—
Net cash provided by (used in) financing activities	(1,917)	37,089
Net change in cash and cash equivalents	(20,643)	36,121
Cash and cash equivalents, beginning of period	38,966	2,845
Cash and cash equivalents, end of period	$18,323	$38,966

Wag! Group Co.
Preliminary Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except percentages)
Net income (loss)	$(3,465)	$5,804	$(13,317)	$(38,567)
Interest expense, net	1,538	1,686	6,510	2,470
Income taxes	14	—	93	13
Depreciation and amortization	503	140	1,673	571
Stock-based compensation	1,184	476	4,712	24,492
Integration and transaction costs associated with acquired business	—	220	189	220
Severance costs	68	—	199	—
Legal settlements	163	—	663	—
Change in fair value of derivative liability	—	(8,750)	—	4,958
Issuance of Community Shares	—	—	—	1,971
Adjusted EBITDA (loss)	$5	$(424)	$722	$(3,872)
Revenues	$21,673	$17,036	$83,916	$54,865
Adjusted EBITDA (loss) margin	—%	(2.5)%	0.9%	(7.1)%

Wag! Group Co.
Preliminary Key Operating and Financial Metrics
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except percentages)
Platform Participants (as of period end)	600	434	600	434
Revenues	$21,673	$17,036	$83,916	$54,865
Net income (loss)	$(3,465)	$5,804	$(13,317)	$(38,567)
Net income (loss) margin	(16.0)%	34.1%	(15.9)%	(70.3)%
Net cash provided by (used in) operating activities	$(1,841)	$775	$(6,465)	$(2,803)
Adjusted EBITDA (loss)	$5	$(424)	$722	$(3,872)
Adjusted EBITDA (loss) margin	—%	(2.5)%	0.9%	(7.1)%